Exhibit 99.1

Investor Contact:	Media Contact:

Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-0617
(877) 281-6642 (toll free)

BAUSCH HEALTH TO SEEK INCREMENTAL AMENDMENT TO ITS EXISTING CREDIT AGREEMENT

LAVAL, Quebec, Nov. 7, 2018 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) today announced that it is seeking to enter into an incremental term loan facility amendment to its existing credit agreement (the “Credit Agreement”) pursuant to which the Company’s wholly owned subsidiary, Valeant Pharmaceuticals International (“VPI”), is expected to borrow $750 million of new term B loans (the “New Term B Loans”) under the Credit Agreement. The Company also intends, subject to market conditions, to have VPI issue $750 million of secured debt securities (the “New Debt Securities”).

The net proceeds of the New Term B Loans and the New Debt Securities, along with cash on hand, are expected to be used to refinance the Company’s outstanding 7.500% Senior Notes due 2021.

The foregoing transactions are subject to market and other conditions, and are anticipated to close in the fourth quarter of 2018. However, there can be no assurance that the Company will be able to successfully complete the transactions, on the terms described above, or at all.

The New Debt Securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The New Debt Securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bausch HealthBausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our refinancing transaction and the details thereof, including the proposed use of proceeds therefrom, the expected timing of the closing of the refinancing and our ability to close such refinancing, the planned incremental term loan facility amendment to our Credit Agreement proposed in connection with such refinancing, the potential offering debt securities proposed in connection with the refinancing and the details thereof, and the other expected effects of the refinancing. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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